Exhibit 4.2

FORM OF
PARTICIPANT AGREEMENT

     This Participant Agreement (the “Agreement”), dated as of __________ 2011, is entered into by and among __________ (the “Authorized Participant”), each Delaware statutory trust set forth on Schedule A attached hereto (each a “Trust” and collectively, the “Trusts”), and Factor Capital Management, LLC, a Delaware limited liability company, as managing owner of the Trusts (the “Managing Owner”).

SUMMARY

     As provided in the Amended and Restated Declaration of Trust and Trust Agreement of each Trust (each, a “Trust Agreement,” collectively, the “Trust Agreements”) as currently in effect and described in the Prospectus (defined below), units of fractional undivided beneficial interest in and ownership of each Trust (the “Shares”) may be created or redeemed in aggregations (each aggregation, a “Basket”) as specified in the Prospectus. Baskets are offered only pursuant to the registration statement of each Trust on Form S-1, as amended (Registration Nos.: 333-164754, 333-164758, 333-164757, 333-164756 and 333-164755), as declared effective by the Securities and Exchange Commission (“SEC”) and as the same may be amended from time to time thereafter or any successor registration statement in respect of Shares of each Trust (each, a “Registration Statement,” collectively, the “Registration Statements”) together with the prospectus of each Trust in the form filed with the SEC under Rule 424(b) under the Securities Act of 1933, as amended (the “1933 Act”), after the effectiveness of each Registration Statement (the “Prospectus”), and as supplemented from time to time. Under each Trust Agreement, the Managing Owner is authorized to issue Baskets to, and redeem Baskets from, Authorized Participants, only through the facilities of The Depository Trust Company (“DTC” or the “Depository”), or a successor depository, and only in exchange for cash. This Agreement sets forth the specific procedures by which an Authorized Participant may create or redeem Baskets.

     Capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to such terms in the applicable Trust Agreement. To the extent there is a conflict between any provision of this Agreement and the provisions of a Trust Agreement, the provisions of the applicable Trust Agreement shall control. To the extent there is a conflict between any provision of this Agreement and the provisions of the Prospectus, the Prospectus shall control.

     To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

     Section 1. Order Placement. To place orders to create or redeem one or more Baskets, Authorized Participants must follow the procedures for creation and redemption referred to in Section 3 of this Agreement and the procedures described in Attachment A hereto (the “Procedures”), as each may be amended, modified or supplemented from time to time. The Managing Owner has delegated certain of its obligations hereunder to the Trusts’ distributor, currently Foreside Fund Services, LLC (the “Distributor”). The Distributor shall receive

Creation/Redemption Order Forms (as hereinafter defined) on behalf of each Trust. The Distributor shall also review each Creation/Redemption Order Form for completeness, accuracy and compliance with Sections 3 and 16, and Attachment A hereof and shall have the authorization to accept or reject such Creation/Redemption Order Forms as provided herein. Further, the Distributor shall make all deliveries provided for in Section 12(c) hereof.

     Section 2. Status of Authorized Participant. The Authorized Participant represents and warrants and covenants the following:

     (a) The Authorized Participant is a participant of DTC (as such a participant, a “DTC Participant”). If the Authorized Participant ceases to be a DTC Participant, the Authorized Participant shall give immediate notice to the Distributor and the Managing Owner of such event, and this Agreement shall terminate immediately as of the date the Authorized Participant ceased to be a DTC Participant.

     (b) Unless Section 2(d) applies, the Authorized Participant either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. The Authorized Participant shall maintain any such registrations, qualifications and membership in good standing, or, if applicable, exempt status, in full force and effect throughout the term of this Agreement. The Authorized Participant shall comply with all applicable United States federal laws, including without limitation, the prospectus delivery requirements of Section 5 of the 1933 Act and all applicable rules of the SEC, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of FINRA, if it is a FINRA member, and shall not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

     (c) The Authorized Participant understands and acknowledges that the proposed method by which Baskets will be created and traded may raise certain issues under applicable securities laws. The Authorized Participant understands and acknowledges that, for example, because new Shares can be created and issued on an ongoing basis, at any point during the life of a Trust, a “distribution,” as such term is used in the 1933 Act, may be occurring. The Authorized Participant is cautioned that some of its activities may result in its being deemed a participant in a distribution in a manner that would render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Authorized Participant should review the “Plan of Distribution” section of the Prospectus and consult with its own counsel in connection with entering into this Agreement and submitting an order for the creation of Basket(s) on a Creation/Redemption Order Form.

     (d) If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of FINRA as set forth in Section 2(b) above, the Authorized Participant shall (i) comply with all applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the full disclosure requirements of the 1933 Act, and the regulations promulgated thereunder, and (iii) conduct its business in accordance with the spirit of the FINRA Conduct Rules.

     (e) The Authorized Participant further represents that its anti-money laundering program (“AML Program”) is maintained consistent with all applicable federal laws, rules and regulations, including the USA Patriot Act and rules promulgated by the SEC, and that its AML Program, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) includes a customer identification program consistent with the rules under Section 326 of the USA Patriot Act, (vi) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (vii) provides for screening all new and existing customers against reports and suspicious activity reports, (viii) provides for screening all new and existing customers against the Office of Foreign Asset Control list and any other government list that is or becomes required under the USA Patriot Act, and (ix) allows for appropriate regulators to examine its anti-money laundering books and records. The Distributor shall verify the identity of each Authorized Person (as hereinafter defined) of the Authorized Participant and maintain identification verification and transactional records of the Authorized Persons in accordance with the requirements of applicable laws and regulations.

     Section 3. Orders. (a) All orders to create or redeem Baskets shall be made in accordance with the terms of the Trust Agreement, this Agreement and the Procedures. Each party shall comply with such foregoing terms and procedures to the extent applicable to it. The Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the Procedures and the Authorized Participant shall be provided with copies or transcripts of such recordings upon reasonable request. The Managing Owner may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets which are not related to the Procedures, and the Authorized Participant shall comply with such procedures of which it has been notified in accordance with this Agreement.

     (b) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether such party is a customer or otherwise) that each order to create or redeem a Basket (a “Creation/Redemption Order Form” or an “Order”) may not be revoked by the Authorized Participant after its delivery to and acceptance by the Distributor. A form of Creation/Redemption Order Form is attached hereto as Exhibit B.

     (c) The Distributor shall have the absolute right, but shall have no obligation, to reject any Creation/Redemption Order Form or Creation Basket Capital Contribution (i) determined by the Distributor not to be in proper form; (ii) the acceptance or receipt of which could, in the opinion of counsel to the Managing Owner, be unlawful; or (iii) if circumstances outside the control of the Distributor or the Managing Owner, as applicable, make it, for all practical purposes, not feasible to process Creation Baskets. The Distributor shall reject a Creation/Redemption Order Form or Creation Basket Capital Contribution if it has been advised in writing by the Managing Owner that it believes that such order would have adverse tax consequences to any Trust or its shareholders. Distributor shall notify the Authorized Participant of any rejection of an order as soon as reasonably practicable. Neither the Managing Owner nor the Distributor shall be liable to any person by reason of the rejection of any Creation/Redemption Order Form or Creation Basket Capital Contribution.

     (d) The Distributor shall reject any Redemption Order the fulfillment of which counsel to the Managing Owner advises in writing that it would be illegal under applicable laws and regulations, in which case the Distributor shall notify the Authorized Participant of such rejection as soon as reasonably practicable. Neither the Managing Owner nor the Distributor shall have liability to any person for rejecting a Redemption Order in such circumstances.

     (e) The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the applicable Redemption Settlement Time, (i) for any period during which the NYSE Arca, Inc. or any exchange on which a Trust’s assets are regularly traded is closed other than for customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of a Trust’s assets is not reasonably practicable; or (iii) for such other period as the Managing Owner determines to be necessary for the protection of the Beneficial Owners. The Managing Owner shall promptly notify the Distributor and the Authorized Participant of any action taken pursuant to this Section 3(e). The Managing Owner and the Distributor shall not liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

     Section 4. Fees. In connection with each Order by an Authorized Participant to create or redeem one or more Baskets, the Authorized Participant agrees to pay the Transaction Fee prescribed in the Trust Agreement and/or the Prospectus (as applicable) with respect to such creation or redemption. The Transaction Fee may be adjusted from time to time as set forth in the Trust Agreement and/or the Prospectus (as applicable), provided, however, that the Authorized Participant shall be notified of any change in the Transaction Fee in advance of any such change. As described in the Procedures, the Authorized Participant agrees to pay an additional processing charge if the Authorized Participant fails timely to deliver the Creation Basket Capital Contribution or the Baskets, as the case may be.

     Section 5. Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, the Authorized Participant shall deliver to the Distributor and the Managing Owner, notarized and duly certified as appropriate by its secretary or other duly authorized person, a certificate in the form of Exhibit A setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an “Authorized Person”). The Distributor and the Managing Owner may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Distributor and the Managing Owner receive a superseding certificate bearing a subsequent date. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to the Distributor and the Managing Owner and such notice shall be effective upon receipt by Distributor and the Managing Owner. The Distributor shall issue to each Authorized Person a unique personal identification number (the “PIN Number”) by which such Authorized Person shall be identified and by which instructions issued by the Authorized Participant to the Distributor and/or the Managing Owner, as applicable, hereunder shall be authenticated. The PIN Number shall be kept confidential by the

Authorized Participant and shall only be provided to the Authorized Person and the Distributor. If, after issuance, the Authorized Person’s PIN Number is changed, the new PIN Number shall become effective on a date mutually agreed upon by the Authorized Participant and the Distributor. If for some reason, the Authorized Participant’s PIN Number is compromised, the Authorized Participant shall contact the Distributor immediately in order for a new one to be issued.

     Section 6. Redemption. The Authorized Participant represents and warrants that it shall not obtain an Order Number (as described in the Procedures) from the Distributor for the purpose of redeeming a Basket unless it first ascertains that (i) it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the Baskets to be redeemed and to receive the entire proceeds of the redemption, and (ii) such Baskets have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement which would preclude the delivery of such Baskets to the Distributor on the Business Day following the Redemption Order Date.

     Section 7. Role of Authorized Participant. (a) The Authorized Participant acknowledges that, for all purposes of this Agreement and the Trust Agreement, the Authorized Participant shall be deemed to be an independent contractor and shall have no authority to act as agent for the Trusts, the Distributor or the Managing Owner in any matter or in any respect.

     (b) The Authorized Participant will make itself and its employees available, upon reasonable request, during normal business hours to consult with the Distributor and/or the Managing Owner or their designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

     (c) With respect to any creation or redemption transaction made by the Authorized Participant pursuant to this Agreement for the benefit of any customer or any other DTC Participant or Indirect Participant, or any other Beneficial Owner, the Authorized Participant shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Trust Agreement.

     (d) Upon reasonable request by the Distributor or the Managing Owner, the Authorized Participant will, subject to any limitations arising under federal or state laws or other obligations it may have to its customers, provide the Distributor or the Managing Owner written notice indicating the number of Shares that the Authorized Participant may hold as record holder and the number of such Shares that it holds for the benefit of other broker-dealers that clear and settle transactions in Shares through the Authorized Participant, in each case as of the date of such request, with respect to the Trusts. In addition, the Authorized Participant agrees, upon request of the Distributor or the Managing Owner, and subject to applicable laws, rules and regulations, to transmit to its account holders who are Beneficial Owners of Shares, such written materials received from the Distributor or the Managing Owner (including notices, annual reports, disclosure or other informational or tax materials and any amendments or supplements thereto and other communications) as may be required to be transmitted to Beneficial Owners pursuant to the Trust Agreement or applicable law, provided that the expenses associated with such transmissions shall be borne by the Managing Owner in accordance with usual custom and practice in respect of such communications. The Managing Owner agrees that the names, addresses and other information concerning the Authorized Participant’s customers are and shall remain the sole property of the Authorized Participant and the Managing Owner, each Trust or any of their respective affiliates shall not use such names, addresses or other information for any purpose except to the extent strictly necessary to comply with applicable law and regulation. Notwithstanding the foregoing, such names, addresses or other information shall not be deemed to be the sole property of the Authorized Participant if it is obtained by the Managing Owner or a Trust (i) from a source not known by it to be under any obligation of confidentiality to the Authorized Participant, (ii) which was, is or hereafter becomes part of the public domain without any violation of this Agreement on the part of any Trust or the Managing Owner, (iii) the names and address and other information are that of Shareholders of a Trust and were independently compiled as a result thereof.

     (e) The Authorized Participant agrees that, in connection with any sales of the Shares, it will not charge a commission to its customers in excess of one percent (1%) of the total amount of the sale.

     Section 8. Indemnification.

     (a) The Authorized Participant hereby indemnifies and holds harmless each Trust, the Managing Owner, the Distributor, the Transfer Agent and the Custodian and their respective direct or indirect affiliates (as defined below) and their respective directors, trustees, managing owners, partners, members, managers, officers, employees and agents (each, an “AP Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and the reasonable costs of investigation) incurred by such AP Indemnified Party as a result of or in connection with: (i) any breach by the Authorized Participant of any provisions of this Agreement, including its representations, warranties and covenants; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws and the rules and regulations of self-regulatory organizations; (iv) any actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with the Procedures believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant; or (v) (A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or each Trust that is not consistent with the Trusts’ then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 12(b) hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Trusts, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Managing Owner or is based upon any omission or alleged omission by the Managing Owner to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.

     (b) The Managing Owner hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each, a “Managing Owner Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and the reasonable cost of investigation) incurred by such Managing Owner Indemnified Party as a result of (i) any breach by the Managing Owner of any provision of this Agreement that relates to the Managing Owner; (ii) any failure on the part of the Managing Owner to perform any obligation of the Managing Owner set forth in this Agreement; (iii) any failure by the Managing Owner to comply with applicable laws; or (iv) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally declared effective by the SEC or in any amendment thereof, or in any Prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the Registration Statement or the Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the Registration Statement or the Prospectus.

     (c) This Section 8 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of or in connection with any gross negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Managing Owner Indemnified Party, as the case may be. The term “affiliate” in this Section 8 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

     (d) The indemnity agreements contained in this Section 8 shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Authorized Participant within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Managing Owner, its partners, stockholders, members, managers, directors, officers, employees or any person who controls the Managing Owner within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement. The Managing Owner, for itself and on behalf of each Trust, Managing Owner Indemnified Party, and the Authorized Participant agree promptly to notify, to the extent practicable and legally permissible, each other of the commencement of any Proceeding against it or any AP Indemnified Party or Managing Owner Indemnified Party, as the case may be, and, in the case of the Managing Owner, against any of the Managing Owner’s officers or directors, in connection with the issuance and sale of the Shares or in connection with the Registration Statement or the Prospectus.

     Section 9. (a) Limitation of Liability. In the absence of gross negligence, bad faith or willful misconduct, none of the Managing Owner, whether acting on its own behalf or on behalf of each Trust, the Distributor or the Authorized Participant shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them. Subject to the foregoing, any references to the Distributor, the Transfer Agent or the Custodian herein shall not be deemed to imply, nor have such parties agreed, to undertake any obligations under this Agreement nor made any representations or warranties under this Agreement and none of such parties shall be required to advance, expend or risk its own funds or otherwise incur, become exposed to or be responsible for any loss, liability, damages, costs or expenses hereunder or in connection herewith regardless of form of action or legal theory including, without limitation, any type of special, indirect or consequential loss or damage of any kind whatsoever.

     (b) Trust Liability. It is expressly acknowledged and agreed that (i) the obligations of each Trust hereunder shall not be binding upon any shareholder, Trustee, officer, employee or agent of such Trust or the Managing Owner, personally, and (ii) the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular Trust shall be enforceable against the assets of that Trust only, and not against the assets of any other Trust, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to any other Trust shall be enforceable against the assets of that Trust. This Agreement has been duly authorized, executed and delivered by each Trust and neither such authorization nor such execution and delivery shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.

     (c) Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Managing Owner or a Trust is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

     Section 10. Acknowledgment. The Authorized Participant acknowledges receipt of (i) a copy of the Trust Agreement and (ii) the current Prospectus and represents that it has reviewed and understands such documents.

     Section 11. Effectiveness and Termination. Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a) hereof; (ii) upon notice to the Authorized Participant by the Managing Owner in the event of a material breach by the Authorized Participant of this Agreement or the procedures described or incorporated herein; (iii) immediately in the circumstances described in Section 17(j) hereof; or (iv) at such time as a Trust is terminated pursuant to the Trust Agreement. For avoidance of doubt, the termination of this Agreement with respect to one Trust does not affect the status of this Agreement with respect to the other Trusts.

     Section 12. Marketing Materials; Representations Regarding Shares; Identification in Registration Statement.

     (a) The Authorized Participant represents, warrants and covenants that (i), without the written consent of the Managing Owner, the Authorized Participant shall not make, or permit any of its representatives to make, any representations concerning the Shares or any AP Indemnified Party other than representations contained (A) in the then-current Prospectus, (B) in printed information approved by the Managing Owner as information supplemental to such Prospectus, (C) in any promotional materials or sales literature furnished to the Authorized Participant by the Distributor or the Managing Owner, or (D) other information and materials filed by a Trust with the SEC or made available on any website controlled Managing Owner or the applicable Trust, and (ii) the Authorized Participant shall not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares, any AP Indemnified Person or the Trusts that are not consistent with the Trusts’ then current Prospectus. Copies of the then current Prospectus and any such printed supplemental information or amendments thereto will be supplied by, or caused to be supplied by, the Distributor to the Authorized Participant in reasonable quantities upon request.

     (b) Notwithstanding the foregoing, the Authorized Participant may without the approval of the Managing Owner or any Trust prepare and circulate in the regular course of its business research reports, marketing material and sales literature that includes information, opinions or recommendations relating to the Shares (i) for public dissemination, provided that such research reports, marketing material or sales literature comply with all applicable laws, rules and regulations; and (ii) for internal use by the Authorized Participant. The Authorized Participant shall file all such research reports, marketing material and sales literature related to the Shares with FINRA to the extent required by the FINRA Conduct Rules.

     (c) The Authorized Participant hereby agrees that for the term of this Agreement the Distributor may deliver on behalf of the Managing Owner, the then-current Prospectus, and any supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via electronic mail in lieu of delivering the Prospectus in paper form. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form.

     (d) For as long as this Agreement is effective, the Authorized Participant agrees to be identified as an authorized participant of the Trusts (i) in the section of the Prospectus entitled “Creation and Redemption of Shares” and in any other section as may be required by the SEC and (ii) on each Trust’s website. Upon the termination of this Agreement, (i) the Managing Owner shall remove such identification from the Prospectus in the amendment of either the Registration Statement or a supplement to the Prospectus, as applicable, next occurring after the date of the termination of this Agreement and (ii) the Managing Owner shall promptly update each Trust’s website to remove any identification of the Authorized Participant as an authorized participant of the Trusts.

     Section 13. Certain Representations, Warranties and Covenants of the Managing Owner. The Managing Owner, on its own behalf and as sponsor of each Trust, covenants and agrees:

     (a) that (i) it has taken all actions necessary to execute this Agreement; (ii) the person(s) executing this Agreement on its behalf has been duly authorized to do so; (iii) the Registration Statement and the Prospectus contained therein conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the SEC thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iv) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Managing Owner or the Trusts, and (v) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency is required for the issuance of the Shares, except registration of the Shares under the 1933 Act.

     (b) to notify the Authorized Participant and the Distributor promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the expense of the Trusts, as applicable, to the Authorized Participant promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

     (c) to deliver to the Authorized Participant, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment and (ii) a new Registration Statement is filed to register additional Shares and a single Prospectus is used in reliance on Rule 429 under the 1933 Act, an Officer’s Certificate by duly authorized officers of the Managing Owner in the form attached hereto as Exhibit C.

     In addition, any certificate signed by any officer of the Managing Owner and delivered to the Authorized Participant or counsel for the Authorized Participant pursuant hereto shall be deemed to be a representation and warranty by the Managing Owner to the Authorized Participant as to matters covered thereby.

     Section 14. Third Party Beneficiaries. Each AP Indemnified Party, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement (each, a “Third Party Beneficiary”) and may proceed directly against the Authorized Participant (including by bringing proceedings against the Authorized Participant in its own name) to enforce any obligation of the Authorized Participant under this Agreement which directly or indirectly benefits such Third Party Beneficiary.

     Section 15. Force Majeure. No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any Act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra-national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason to perform its obligations.

     Section 16. Ambiguous Instructions. If a Creation/Redemption Order Form otherwise in good form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Distributor will attempt to contact one of the Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order shall be accepted and processed. If an Authorized Person contradicts the Order terms, the Order shall be deemed invalid, and a corrected Order must be received by the Distributor not later than the earlier of: (i) within 15 minutes of such contact with the Authorized Person; or (ii) 45 minutes after the Order Cut-Off Time. If the Distributor is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency with the terms of the telephone information. In the event that an Order contains terms that are illegible, the Order shall be deemed invalid and the Distributor will attempt to contact one of the Authorized Persons of the Authorized Participant to request retransmission of the Order. A corrected Order must be received by the Distributor not later than the earlier of (i) within 15 minutes of such contact with the Authorized Person or (ii) 45 minutes after the Order Cut-Off Time, as the case may be.

     Section 17. Miscellaneous.

     (a) Amendment and Modification. This Agreement, the Procedures attached as Attachment A and the Exhibits hereto may be amended, modified or supplemented by the Trusts and the Managing Owner, without consent of any Beneficial Owner or Authorized Participant from time to time by the following procedure. After the proposed amendment, modification or supplement has been agreed to by the Managing Owner, the Managing Owner shall mail a copy of the proposed amendment, modification or supplement to the Authorized Participant. For the purposes of this Agreement, mail shall be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system. Within ten (10) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Attachments or the Exhibits, as the case may be, in accordance with its terms.

     (b) Waiver of Compliance. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     (c) Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by telex, electronic mail, telegram or telephonic facsimile or similar means of same day delivery (transmission confirmation received), with a confirming copy by regular mail, postage prepaid. Unless otherwise notified in writing, all notices to the Trusts shall be given or sent to the Managing Owner and, if applicable, the Distributor. All notices shall be directed to the address or telephone or facsimile numbers or electronic mail addresses indicated below the signature line of the parties on the signature page hereof.

     (d) Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     (e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement and except that the Managing Owner may delegate its obligations hereunder to the Distributor or the Administrator by notice to the Authorized Participant. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor trustee or Managing Owner at such time such successor qualifies as a successor trustee or Managing Owner under the terms of the Trust Agreement.

     (f) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder.

     (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

     (h) Interpretation. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     (i) Entire Agreement. This Agreement and the Trust Agreement, along with any other agreement or instrument delivered pursuant to this Agreement and the Trust Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof, provided, however, that the Authorized Participant shall not be deemed by this provision to be a party to the Trust Agreement.

     (j) Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Managing Owner determines in its discretion that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Managing Owner’s notification of the trustee of such a determination, this Agreement shall immediately terminate and the Managing Owner shall so notify the Authorized Participant immediately.

     (k) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

     (l) Survival. Sections 8 (Indemnification) and 14 (Third Party Beneficiaries) hereof shall survive the termination of this Agreement.

     (m) Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

[Signature Page Follows]

     IN WITNESS WHEREOF, the Authorized Participant and the Managing Owner, on behalf of itself and each Trust, have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

Factor Capital Management, LLC Managing Owner of each of FactorShares 2X: S&P500 Bull/TBond Bear, FactorShares 2X: TBond Bull/S&P500 Bear, FactorShares 2X: S&P500 Bull/USD Bear, FactorShares 2X: Oil Bull/S&P500 Bear and FactorShares 2X: Gold Bull/S&P500 Bear		Each of FactorShares 2X: S&P500 Bull/TBond Bear, FactorShares 2X: TBond Bull/S&P500 Bear, FactorShares 2X: S&P500 Bull/USD Bear, FactorShares 2X: Oil Bull/S&P500 Bear and FactorShares 2X: Gold Bull/S&P500 Bear, individually and severally
By Factor Capital Management, LLC, as Managing Owner

By:	____________________________	By:	____________________________
Name:	____________________________	Name:	____________________________
Title:	____________________________	Title:	____________________________

Address:	1 Penn Plaza, 36th Floor	Address:	1 Penn Plaza, 36th Floor
	New York, New York 10119		New York, New York 10119
Telephone:	(212) 786-7481	Telephone:	(212) 786-7481
Facsimile:	(917) 210-3087	Facsimile:	(917) 210-3087
E-mail:_______________________________		E-mail:_______________________________

[Name of Authorized Participant]
By:	____________________________
Name:	____________________________
Title:	____________________________
Address:	____________________________
Telephone:	____________________________
Facsimile:	____________________________
E-mail:	____________________________

SCHEDULE A

NAMES OF TRUSTS

FactorShares 2X: S&P500 Bull/TBond Bear
FactorShares 2X: TBond Bull/S&P500 Bear
FactorShares 2X: S&P500 Bull/USD Bear
FactorShares 2X: Oil Bull/S&P500 Bear
FactorShares 2X: Gold Bull/S&P500 Bear

EXHIBIT A

FACTORSHARES 2X: S&P500 BULL/TBOND BEAR
FACTORSHARES 2X: TBOND BULL/S&P500 BEAR
FACTORSHARES 2X: S&P500 BULL/USD BEAR
FACTORSHARES 2X: OIL BULL/S&P500 BEAR
FACTORSHARES 2X: GOLD BULL/S&P500 BEAR

FORM OF CERTIFIED AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

     The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Participant Agreement (as hereinafter defined).

Authorized Participant:_________________
Name:________________________________	Name:________________________________
Title:_________________________________	Title:_________________________________
Signature:_____________________________	Signature:_____________________________
E-mail:________________________	E-mail:________________________
Phone:________________________	Phone:________________________
Name:________________________________	Name:________________________________
Title:_________________________________	Title:_________________________________
Signature:_____________________________	Signature:_____________________________
E-mail:________________________	E-mail:________________________
Phone:________________________	Phone:________________________

     The undersigned, ___________________ [name], ________________ [title] of ________________________ [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Participant Agreement by and among [name of Authorized Participant], each of FactorShares 2X: S&P500 Bull/TBond Bear, FactorShares 2X: TBond Bull/S&P500 Bear, FactorShares 2X: S&P500 Bull/USD Bear, FactorShares 2X: Oil Bull/S&P500 Bear and FactorShares 2X: Gold Bull/S&P500 Bear and Factor Capital Management, LLC, dated _____________________, 20[__] (the “Participant Agreement”), and that their signatures set forth above are their own true and genuine signatures.

     In Witness Whereof, the undersigned has hereby has caused this Agreement to be executed on the date set forth below.

By:_________________________
Name:_______________________
Title:________________________
Date:________________________

A-1

EXHIBIT B
FORESIDE FUND SERVICES, LLC – DISTRIBUTOR
STATE STREET BANK & TRUST - CUSTODIAN AND ADMINISTRATOR

CREATION / REDEMPTION ORDER FORM FACTORSHARES
CONTACT INFORMATION FOR ORDER EXECUTION

FORESIDE FUND SERVICES, LLC – DISTRIBUTOR
Fund Trading Facsimile Number: (207) 553–7132
Distributor Trading Assistance: (866) 453–5199

I. TO BE COMPLETED BY AUTHORIZED PARTICIPANT:

Date:_____________________________________________ _________________________________________________	Time:
AP Name:_________________________________________ _________________________________________	Phone Number:
AP PIN #:_________________________________________ _________________________________________	Fax Number:
Firm Clearing #	Firm Clearing #
ETF Shares:_______________________________________	Basket Securities:
DTC / NSCC Participant Number:_______________________

Custom Basket NSCC Instruction CUSIP: -
________________________________________________________________________

(Please check all that are applicable)
Symbol/Fund Name	Create	Redeem	# of Baskets	# of Shares	# Units Written Out	Cash

FactorShares 2X: S&P500 Bull/TBond Bear
FactorShares 2X: TBond Bull/S&P500 Bear
FactorShares 2X: S&P500 Bull/USD Bear
FactorShares 2X: Oil Bull/S&P500 Bear
and FactorShares 2X: Gold Bull/S&P500 Bear

All Creation/Redemption Order Forms are subject to the terms and conditions of the applicable Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) of either FactorShares 2X: S&P500 Bull/TBond Bear, FactorShares 2X: TBond Bull/S&P500 Bear, FactorShares 2X: S&P500 Bull/USD Bear, FactorShares 2X: Oil Bull/S&P500 Bear or FactorShares 2X: Gold Bull/S&P500 Bear, as applicable (each, the “Trust” and collectively, the “Trusts”) as currently in effect and the Participant Agreement among the Authorized Participant, the Trusts and the Managing Owner named therein (the “Participant Agreement”). All representations and warranties of the Authorized Participant set forth in the Participant Agreement are incorporated herein by reference. Capitalized terms used but not defined herein have the meaning given in the applicable Trust Agreement.

In connection with the submission of an order for the creation of Basket(s) on this Creation/Redemption Order Form, the undersigned understands that by submitting this Creation/Redemption Order Form to the Distributor he/she (i) is making the representations and warranties set forth in Annex A to this Creation/Redemption Order Form, (ii) agrees that his/her execution of this Creation/Redemption Order Form shall constitute (for all purposes) his/her execution of the applicable Trust Agreement and agreement to the terms thereof, and (iii) acknowledges that the Managing Owner or its authorized designee, Foreside Fund Services, LLC, may rely upon his/her execution of this Creation/Redemption Order Form as constituting an execution of the Trust Agreement and agreement of the terms thereof. The Authorized Participant understands that its DTC account will be charged the Transaction Fee as set forth in the currently effective Trust Agreement and/or Prospectus (as applicable).

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the Participant Agreement and that he/she is authorized to deliver this Creation/Redemption Order Form to the Distributor, Foreside Fund Services, LLC, on behalf of the Authorized Participant.

______________________________________ Authorized Signature

______________________________________ Print Name

II. TO BE COMPLETED BY DISTRIBUTOR:

This certifies the above order has been:

________________Accepted by the Distributor
________________Declined – Reason____________________________________

__________ Date	__________ Time	______________________________________ Authorized Signature

B-2

ANNEX A TO EXHIBIT B
TO
CREATION/REDEMPTION ORDER FORM
AUTHORIZED PARTICIPANT’S REPRESENTATIONS AND WARRANTIES

     1. CFTC Registration Status. The Authorized Participant either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”), or, if required to be so registered, is duly registered with the CFTC and is a member of the NFA. The Authorized Participant agrees to supply the Distributor, or the Managing Owner with such information as the Distributor, or the Managing Owner may reasonably request in order to verify the foregoing representation. Vehicles for collective investment which acquire Shares may, as a result, themselves become “commodity pools” within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, will be required to register as “commodity pool operators.”

     2. Disclosure Document. The Authorized Participant has received the Trusts’ Prospectus which constitutes its CFTC Disclosure Document.

     3. Monthly Report. If trading for a Trust has commenced, the Authorized Participant has obtained a copy of the most recent monthly report from the applicable Trust’s website at www.FactorSharesETFS.com.

     4. Commissions. The Authorized Participant agrees that, in connection with any sales of the Shares, it will not charge a commission to its customers in excess of one percent (1%) of the total amount of the sale.

EXHIBIT C

FACTORSHARES 2X: S&P500 BULL/TBOND BEAR
FACTORSHARES 2X: TBOND BULL/S&P500 BEAR
FACTORSHARES 2X: S&P500 BULL/USD BEAR
FACTORSHARES 2X: OIL BULL/S&P500 BEAR
FACTORSHARES 2X: GOLD BULL/S&P500 BEAR
FACTOR CAPITAL MANAGEMENT, LLC
OFFICER’S CERTIFICATE

     The undersigned, a duly authorized officer of Factor Capital Management, LLC, a Delaware limited liability company, the managing owner (the “Managing Owner”) of each of FactorShares 2X: S&P500 Bull/TBond Bear, FactorShares 2X: TBond Bull/S&P500 Bear, FactorShares 2X: S&P500 Bull/USD Bear, FactorShares 2X: Oil Bull/S&P500 Bear and FactorShares 2X: Gold Bull/S&P500 Bear, as applicable (each, the “Trust” and collectively, the “Trusts”), and pursuant to Section 13(c) of the Participant Agreement (the “Participant Agreement”), dated as of _________ 20___, as amended from time-to-time, by and among the Managing Owner, the Trusts and __________ (the “Authorized Participant”), hereby certify that:

1.	Each of the following representations and warranties of the Managing Owner is true and correct in all material respects as of the date hereof:

(a)

the Prospectus in the form filed with the Securities and Exchange Commission (the “SEC”) under rule 424 of the Securities Act of 1933, as amended (the “1933 Act”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the currently effective registration statement of each Trust on Form S-1 or S-3, if applicable (collectively, the “Registration Statement”) and the Prospectus comply in all material respects with the requirements of the 1933 Act; any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; the conditions to the use of Form S-1 or S-3, if applicable, have been satisfied; and the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Managing Owner makes no warranty or representation with respect to any statement contained in the Registration Statement or any Prospectus in reliance upon and in conformity with information concerning the Authorized Participant and furnished in writing by or on behalf of the Authorized Participant to the Managing Owner expressly for use in the Registration Statement or such Prospectus;

(b)

each Trust has been duly formed and is validly existing as an investment trust under the laws of the State of Delaware, as described in the Registration Statement and the Prospectus, and the Amended and Restated Declaration of Trust and Trust Agreement of each Trust (collectively, the “Trust Agreement”) authorizes the Managing Owner or its agents to issue and deliver the units of fractional undivided beneficial interest in and ownership of each Trust (the “Shares”) to the Authorized Participant hereunder as contemplated in the Registration Statement and the Prospectus;

(c)

the Managing Owner has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver the Participant Agreement;

(d)

the Managing Owner is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and the Trusts are not required to so qualify in any jurisdiction;

(e)	complete and correct copies of the Trust Agreement, and any and all amendments thereto, have been delivered to the Authorized Participant, and no changes thereto have been made;

(f)	the outstanding Shares have been duly and validly issued and are fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

(g)

the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(h)

the Participant Agreement has been duly authorized, executed and delivered by each Trust and the Managing Owner and constitutes the valid and binding obligations of the Trusts and the Managing Owner, enforceable against the Trusts and the Managing Owner in accordance with its terms;

(i)

neither the Managing Owner nor the Trusts are in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Managing Owner or the Trusts are a party or by which any of them or any of their properties may be bound or affected, and the execution, delivery and performance of the Participant Agreement, the issuance and sale of Shares to the Authorized Participant thereunder and the consummation of the transactions contemplated hereby does not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the limited liability company agreement of the Managing Owner or the Trust Agreement, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which, respectively, the Managing Owner or the Trusts are a party or by which the Managing Owner or the Trusts or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Managing Owner or the Trusts;

(j)

no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of Shares to the Authorized Participant hereunder or the consummation by the Managing Owner or the Trusts of the transactions contemplated hereunder other than registration of the Shares under the 1933 Act, which has been effected, and any necessary qualification under the securities laws of the various jurisdictions in which the Shares are being offered or under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”);

(k)

except as set forth in the Registration Statement and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Trusts to issue or sell to it any Shares or other equity interests of the Trusts, and (ii) no person has the right to act as an underwriter or as a financial advisor to the Trusts in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Managing Owner on behalf of the Trusts or the Trusts to register under the 1933 Act any other equity interests of the Trusts, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(l)

each of the Managing Owner and the Trusts have all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the Managing Owner nor the Trusts are in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Managing Owner or the Trusts;

(m)

all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;

(n)

except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which the Managing Owner or the Trusts, or any of the Managing Owner’s directors or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

(o)

Ernst & Young LLP, whose report on the audited financial statements of the Trusts are filed with the SEC as part of the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act;

(p)

the audited financial statement(s) included in the Prospectus, together with the related notes and schedules, presents fairly the financial position of the Trusts as of the date indicated and has been prepared in compliance with the requirements of the 1933 Act and in conformity with generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Trusts do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

(q)

subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change affecting the Managing Owner or the Trusts, (ii) any transaction which is material to the Managing Owner or the Trusts taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Managing Owner or the Trusts, which is material to the Trusts, (iv) any change in the Shares purchased by the Authorized Participant or outstanding indebtedness of the Managing Owner or the Trusts or (v) any distribution of any kind declared, paid or made on such Shares;

(r)	the Trusts are not and, after giving effect to the offering and sale of the Shares, will not be required to be registered as an investment company under the Investment Company Act;

(s)	except as set forth in the Registration Statement and the Prospectus, the Managing Owner and the Trusts own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, (collectively, “Intellectual Property”); (i) to the knowledge of the Managing Owner or the Trusts, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Managing Owner or the Trusts; (ii) to the knowledge of the Managing Owner or the Trusts, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the knowledge of the Managing Owner or the Trusts, threatened action, suit, proceeding or claim by others challenging the Managing Owner’s or the Trusts’ rights in or to any Intellectual Property, and the Managing Owner and the Trusts are unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Managing Owner or the Trusts, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Managing Owner and the Trusts are unaware of any facts which could form a reasonable basis for any such claim; and (v) there is no pending or, to the knowledge of the Managing Owner or the Trusts, threatened action, suit, proceeding or claim by others that the Managing Owner or the Trusts infringe or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Managing Owner and the Trusts are unaware of any facts which could form a reasonable basis for any such claim;

(t)

all tax returns required to be filed by the Trusts have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due with respect to the Trusts as of the date of the Participant Agreement;

(u)

neither the Managing Owner nor the Trusts have sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Managing Owner or the Trusts or any other party to any such contract or agreement;

(v)

with respect to its activities on behalf of the Trusts, as provided for in the Trust Agreement, the Managing Owner maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the Trust Agreement and the Managing Owner’s duties thereunder; (ii) transactions with respect to the each Trust are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) assets are held for the Trusts in accordance with the Trust Agreement;

(w)

on behalf of the Trusts, the Managing Owner has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Securities and Exchange Act of 1934, as amended (the “1934 Act”), giving effect to the rules and regulations, and SEC staff interpretations (whether or not public), thereunder)); such disclosure controls and procedures are designed to ensure that material information relating to the Trusts, are made known to the Managing Owner, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of the Trusts, the Managing Owner has been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect each Trust’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in each Trust’s internal controls; any material weaknesses in internal controls have been identified for the Trusts’ auditors;

(x)

any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Managing Owner believes to be reliable and accurate, and the Managing Owner has obtained the written consent to the use of such data from such sources to the extent required; and

(y)

neither the Managing Owner, nor any of the Managing Owner’s directors, members, managers, officers, affiliates or controlling persons nor the Trustee has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security or asset of the Trusts to facilitate the sale or resale of the Shares; and there are no affiliations or associations between any member of

FINRA and any of the Managing Owner’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement and the Prospectus.

For purposes hereof, the term “Registration Statement” shall mean the Registration Statement as amended or supplemented from time to time to the date hereof and the term “Prospectus” shall mean the Prospectus as amended or supplemented from time to time to the date hereof.

2.

Each of the obligations of the Managing Owner to be performed by it on or before the date hereof pursuant to the terms of the Participant Agreement, and each of the provisions thereof to be complied with by the Managing Owner on or before the date hereof, has been duly performed and complied with in all material respects.

Capitalized terms used, but not defined herein shall have the meanings assigned to such terms in the Participant Agreement.

[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, we have hereunto, on behalf of the Managing Owner, subscribed our names this _____ day of _________.

By:
Name: Title:

ATTACHMENT A

PROCEDURES FOR THE
CREATION AND REDEMPTION OF SHARES

Scope of Procedures and Overview

These procedures (the “Procedures”) describe the processes by which one or more Baskets of Trust (as hereinafter defined) shares (the “Shares”) issuable by each of FactorShares 2X: S&P500 Bull/TBond Bear, FactorShares 2X: TBond Bull/S&P500 Bear, FactorShares 2X: S&P500 Bull/USD Bear, FactorShares 2X: Oil Bull/S&P500 Bear and FactorShares 2X: Gold Bull/S&P500 Bear, as applicable (each, the “Trust” and collectively, the “Trusts”) may be purchased or, once Shares have been issued, redeemed by an Authorized Participant (a “Participant”). Shares may be created or redeemed only in blocks of 100,000 Shares (each such block, a “Basket”).

Capitalized terms used in these Procedures without further definition have the meanings assigned to them in the applicable Amended and Restated Declaration of Trust and Trust Agreement of each Trust (collectively, the “Trust Agreement”), each dated as of January 18, 2011, and as amended from time-to-time, between Wilmington Trust Company, as trustee of the Trusts (the “Trustee”) and Factor Capital Management, LLC, as managing owner (the “Managing Owner”) or the Participant Agreement entered into by each Participant with the Trusts and the Managing Owner.

For purposes of these Procedures, a “Business Day” means any day other than a day when banks in New York City are required or permitted to be closed.

“Order Cut-Off Time” means no later than 5 hours prior to the close of the NYSE Arca, which would be customarily 11:00 a.m. Eastern Time, on each Business Day. However, on a Business Day when the NYSE Arca has an early close at, for example, 1:00 p.m. Eastern Time (e.g., day after Thanksgiving), the Order Cut-Off Time means no later than 8:00 a.m. Eastern Time, which would be 5 hours prior to the early close of the NYSE Arca.

After execution of the Participant Agreement, Baskets which will be delivered by Transfer Agent, at the direction of the Distributor, to each Participant, are issued and redeemed in accordance with the Trust Agreement and the Participant Agreement. Baskets may be issued and redeemed on any Business Day by the Transfer Agent, at the direction of the Distributor, in exchange for the Creation Basket Capital Contribution, which each Trust receives from Participants, or redemption distributions (“Redemption Distributions”), which the Custodian delivers, on behalf of each Trust, to Participants, in each case on behalf of each Trust. Participants will be required to pay a nonrefundable per order transaction fee as described in the Prospectus (the “Transaction Fee”).

Each Participant is responsible for ensuring that the Creation Basket Capital Contribution it intends to transfer to the applicable Trust in exchange for Creation Basket(s) is available for transfer to such Trust in the manner and at the times described in these Procedures.

Upon acceptance of the Participant Agreement by the Managing Owner, the Distributor will assign a personal identification number (a “PIN number”) to each Authorized Person authorized to act for the Participant. This will allow the Participant through its Authorized Person(s) to submit Creation/Redemption Order Form(s) for the creation or redemption of Baskets.

Important Notes:

  Any Order is subject to rejection by the Distributor for the reasons set forth in the Trust Agreement or the Participant Agreement.

  All Orders are subject to the provisions of the Trust Agreement and the Participant Agreement relating to unclear or ambiguous instructions.

CREATION PROCESS

An order to purchase one or more Creation Baskets placed by a Participant with the Distributor by a telephone call placed by the Order Cut-Off Time on a Business Day (such day, “Purchase Order Subscription Date”) results in the issuance and delivery of Creation Basket(s) at noon, Eastern Time, on the Business Day immediately following the Purchase Order Subscription Date if the Trust (or its agents, as the case may be) has received:

  the Transaction Fee, and

  for the account of the applicable Trust, the Creation Basket Capital Contribution due from the Participant submitting the Creation/Redemption Order Form.

CREATION PROCEDURES

1.

By the Order Cut-Off Time on the Purchase Order Subscription Date, an Authorized Person of the Participant calls the Distributor at (866) 453–5199 to notify the Distributor, that the Participant wishes to place a Creation/Redemption Order Form with the Distributor to create an identified number of Creation Baskets and to request that the Distributor provide an order number (an “Order Number”). Calls placed before the Order Cut-Off Time will be processed even if the call is taken after that time. The Authorized Person provides a PIN number as identification to the Distributor. The Distributor provides the Participant with an Order Number for the Participant’s Creation/Redemption Order Form. The Participant then completes and faxes to the Distributor the Creation/Redemption Order Form included as Exhibit B to the Participant Agreement. The Creation/Redemption Order Form must be completed and also include the Authorized Person’s signature, the number of Creation Baskets being purchased, and the Order Number previously provided by the Distributor.

2.

If the Distributor has not received the Creation/Redemption Order Form from the Participant within 15 minutes after the Distributor receives the phone call from an Authorized Person of the Participant referenced in item (1) above, the Distributor places a phone call to the Participant to enquire about the status of the Order. If the Participant does not fax the Creation/Redemption Order Form to the

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Distributor within 15 minutes after the Distributor’s phone call, the Participant’s Order may be cancelled. The Distributor will then notify the Participant that the Order has been cancelled via telephone call.

3.

If the Distributor has received the Participant’s Creation/Redemption Order Form on time in accordance with the preceding timing rules, then within thirty (30) minutes after the Order Cut-Off Time, the Distributor returns to the Participant a copy of the Creation/Redemption Order Form submitted, marking it “Accepted.”

4.

After the Distributor receives required daily fund information from the Custodian, as promptly as practicable following the publication[1] of the net asset value of the applicable Trust and the net asset value per Share of the Shares on the Purchase Order Subscription Date, the Distributor shall communicate to the Participant the amount of cash necessary for the Creation Basket Capital Contribution and details of the method of payment required for the Creation Basket Capital Contribution.

5.

If the Distributor rejects a Creation/Redemption Order Form pursuant to the Trust Agreement or the Participant Agreement, the Distributor will promptly notify the Participant whose Creation/Redemption Order Form was rejected.

6.

At noon, Eastern Time, on the Business Day immediately following the Purchase Order Subscription Date, the Distributor authorizes the creation and issuance of the Creation Baskets ordered by each Participant on the Purchase Order Subscription.

7.

The Distributor will cause the applicable Trust to deposit the Creation Basket with the Depository in accordance with the Depository’s customary procedures, for the credit of the account of the Participant that placed the Creation/Redemption Order Form.

8.	If by noon, Eastern Time, on the Business Day immediately following the Purchase Order Subscription Date, the Trust or its agents, as the case may be, has not received the Creation Basket Capital Contribution due from the Participant submitting the Creation/Redemption Order Form, the Participant will be charged an additional processing charge of $500.

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1 The net asset value of the applicable Trust and the net asset value per Share will be calculated as of the “NAV Calculation Time” as such term is defined in the Prospectus and publication thereof will occur as soon as practicable following such calculation.

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REDEMPTION PROCESS

An order to redeem one or more Redemption Baskets placed by a Participant with the Distributor by a telephone call placed by the Order Cut-off Time on a Business Day (such day, “Redemption Order Date”) results in the following taking place by noon, Eastern Time, on the Business Day immediately following the Redemption Order Date (the “Redemption Settlement Time”):

  if the applicable Trust’s account at the Depository has by the Redemption Settlement Time been credited with the Redemption Baskets being tendered for redemption and the Trust has received the Transaction Fee, the Participant shall receive the Redemption Distribution as recorded on the book entry system of the Depository.

REDEMPTION PROCEDURES

1.

By the Order Cut-off Time, an Authorized Person of the Participant calls the Distributor at (866) 453–5199 to notify the Distributor that the Participant wishes to place a Redemption Order with the Distributor to redeem an identified number of Redemption Baskets and to request that the Distributor provide an Order Number. Calls placed before the Order Cut-Off Time will be processed even if the call is taken after that time. The Authorized Person provides a PIN number as identification to the Distributor. The Distributor provides the Participant with an Order Number for the Participant’s Redemption Order Form. The Participant then completes and faxes to the Distributor the Redemption Order Form included as Exhibit C to the Participant Agreement. The Redemption Order Form must include the Authorized Person’s signature, the number of Redemption Baskets redeemed, and the Order Number previously provided by the Distributor.

2.

If the Distributor has not received the Redemption Order Form from the Participant within 15 minutes after the Distributor receives the phone call from an Authorized Person of the Participant referenced in item (1) above, the Distributor places a phone call to the Participant to inquire about the status of the Order. If the Participant does not fax the Redemption Order Form to the Distributor within 15 minutes after the Distributor’s phone call, the Participant’s Order may be cancelled. The Distributor will then notify the Participant that the Order has been cancelled via telephone call.

3.

If the Distributor has received the Participant’s Redemption Order Form on time in accordance with the preceding timing rules, then within thirty (30) minutes after the Order Cut-Off Time, the Distributor returns to the Participant a copy of the Redemption Order Form submitted, marking it “Approved.”

4.	After the Distributor receives required daily fund information from the Custodian, as promptly as practicable following the publication[2] of the net asset value of the

2The net asset value of the applicable Trust and the net asset value per Share will be calculated as of the “NAV Calculation Time” as such term is defined in the Prospectus and publication thereof will occur as soon as practicable following such calculation.

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applicable Trust and the net asset value per Share of the Shares on the Redemption Order Date, the Distributor shall communicate to the Participant the amount of cash to be delivered in the Redemption Distribution.

5.

If the Distributor rejects a Redemption Order pursuant to the Trust Agreement or the Participant Agreement, the Distributor will promptly notify the Participant whose Redemption Order was rejected and the amount of cash contained in the rejected Redemption Order.

6.

By the Redemption Settlement Time, if the applicable Trust’s account at the Depository has by such time been credited with the Redemption Baskets being tendered for redemption, the Distributor shall deliver the Redemption Distribution through the Custodian to the account of the Participant.

7.

If by the Redemption Settlement Time, the Trust or its agents, as the case may be, has not received confirmation of receipt from a redeeming Participant all Redemption Baskets comprising the Redemption Order, the (i) Redemption Order will be settled to the extent of whole Redemption Basket(s) received from the Participant and (ii) the redeeming Participant’s Redemption Order will be kept open until noon, Eastern Time, on the first Business Day following the Redemption Settlement Date (the “Suspended Redemption Settlement Date”) as to the balance of the Redemption Order (such balance, the “Suspended Redemption Order”).

8.	If the Redemption Basket(s) comprising the Suspended Redemption Order are credited to the applicable Trust’s account at the Depository by noon, Eastern Time, on such following Business Day, the Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in item (6) above if the Transfer Agent has received the fee referenced in item (10) below.

9.	If by such Suspended Redemption Settlement Date the Trust or its agents, as the case may be, has not received from the redeeming Participant all Redemption Baskets comprising the Suspended Redemption Order, the Suspended Redemption Order will be settled to the extent of whole Redemption Baskets then received and any balance of the Suspended Redemption will be cancelled.

10.	If, by the Redemption Settlement Time the Trust or its agents, as the case may be, has not received from a redeeming Participant all Redemption Baskets comprising the Redemption Order or the Suspended Redemption Order, as applicable, the Participant will be charged an additional processing charge of $500.

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